UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

303-892-8715
(Registrant’s telephone, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A Common Stock, Par Value $0.01	NBHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2024, National Bank Holdings Corporation (the “Company”) announced that Aldis Birkans, the Company’s EVP, Chief Financial Officer was promoted to President of the Company with G. Timothy Laney continuing to serve as the Company’s Chairman and Chief Executive Officer and the Company’s principal executive officer. The Company also announced that Nicole Van Denabeele, the Company’s EVP, Chief Accounting Officer has been appointed as the Company’s EVP, Chief Financial Officer and will serve as the Company’s principal financial officer. In addition, Emily Gooden has been appointed as the Company’s SVP, Chief Accounting Officer and will serve as its principal accounting officer. She will continue to serve as the Company’s Investor Relations Director. The effective date of these appointments are all as of September 10, 2024.

Mr. Birkans, age 50, has served as the EVP, Chief Financial Officer of the Company since August 2018, and was previously the SVP, Treasurer of the Company. Prior to joining the Company, Mr. Birkans was a Vice President, Assistant Treasurer of M&I Bank for five years, where he was responsible for capital management, investments, corporate liquidity and risk management related to the bank’s financial activities. In addition, Mr. Birkans worked at Citigroup as a Senior Vice President, Corporate and Investment Bank Treasury. Mr. Birkans holds a Master of Business Administration from Southern Methodist University, where he also received his Bachelor’s Degree in economics and finance. He currently serves on the Board of Directors of NBH Bank and Bank of Jackson Hole Trust.

Ms. Van Denabeele, age 44, has served as the EVP, Chief Accounting Officer of the Company since June 2018 and served as President of Bank Midwest (a division of NBH Bank) from September 2020 through June 2024. Prior to joining the Company, Ms. Van Denabeele served in a number of finance roles at the law firm of Polsinelli and UMB Financial Corporation (‘UMB”). Prior to joining UMB, Ms. Van Denabeele worked in the audit practice of Deloitte LLP for approximately six years, most recently as Audit Manager. Ms. Van Denabeele holds a Master of Accounting and Information Systems Degree and Bachelor of Accounting and Business Administration Degree, both from the University of Kansas. She is also a certified public accountant. Ms. Van Denabeele will also serve on the Board of Directors of NBH Bank and Bank of Jackson Hole Trust.

Ms. Gooden, age 37, has served in multiple accounting roles since joining the Company in October 2015, most recently as the Company’s Director of Financial Reporting and Investor Relations. Prior to joining the Company, Ms. Gooden worked in the audit practice of KPMG, most recently as Audit Manager. Ms. Gooden holds a Master of Accountancy Degree from the University of Notre Dame and a Bachelor of Accounting Degree from William Jewell College. She is a certified public accountant.

On September 10, 2024, the Company entered into an employment agreement with Nicole Van Denabeele (the “Van Denabeele Employment Agreement”) to serve as EVP, Chief Financial Officer effective as of September 10, 2024. The terms of the Van Denabeele Employment Agreement provide for an initial term commencing on September 10, 2024 through December 31, 2024, which will automatically renew for successive one-year terms unless either party gives at least 90 days’ written notice prior to the expiration date of the current term, an annual base salary of $340,000, and an annual target bonus opportunity of 60% of base salary. Ms. Van Denabeele’s target bonus opportunity for 2024 will be prorated to reflect the effective date of the promotion. In addition, the Compensation Committee approved Ms. Van Denabeele’s eligibility to receive an annual long-term equity award value of $238,000, which will also be prorated in 2024 to account for the mid-year transition. The promotional grant will be made in the form of restricted stock and beginning in 2025, Ms. Van Denabeele will be eligible for annual grants with the same allocation of equity vehicles as awarded to other executive officers of the Company. If Ms. Van Denabeele is terminated by the Company without cause or if Ms. Van Denabeele resigns with good reason (each, a “qualifying termination”), then, subject to her execution and non-revocation of a release of claims in favor of the Company, Ms. Van

Denabeele will be entitled to receive (a) one times (two times, in the case of a qualifying termination within two years following a change in control) the sum of her base salary and the greater of her target annual bonus and actual bonus for the previous year, and (b) a prorated bonus for the year of termination.

The Van Denabeele Employment Agreement also restricts Ms. Van Denabeele from competing with or soliciting employees or customers of the Company during their employment with the Company and for either (a) two years following the executive’s termination of employment, in the case of a qualifying termination within two years following a change in control, or (b) one year following the executive’s termination of employment, in the case of all other terminations of employment. The foregoing description Van Denabeele Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such agreements, a copy of which is filed as Exhibit 10.2 and incorporated herein by reference. In connection with her appointment,

Ms. Gooden is entitled to a pro-rated portion of her annual equity grant, such grant to be made in the form of restricted stock, in connection with her appointment as Chief Accounting Officer. She will receive an annual base salary, and be eligible to participate in bonus, equity opportunities and other benefit and compensation plans, at levels consistent with her position and scope of responsibility.

The press release issued by the Company is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated September 10, 2024 by and between Nicole Van Denabeele and the Company.
99.1	Press Release, dated September 10, 2024.
104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

By:	/s/ Angela N. Petrucci
Name: Angela N. Petrucci
Title: Chief Administrative Officer & General Counsel
Date: September 10, 2024